SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No.__)

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[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                      LEXINGTON SMALLCAP VALUE FUND, INC.
-------------------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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

                  LEXINGTON SMALLCAP VALUE FUND, INC.
                            P.O. Box 1515
                      Park 80 West, Plaza Two
                  Saddle Brook, New Jersey  07663
                           (800) 526-0056

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           March 27, 1998

     Notice is hereby given that a special meeting of the shareholders (the "Meeting") of the Lexington SmallCap Value Fund, Inc. (the "Fund"), a Maryland corporation, will be held on March 27, 1998 at 10:00 a.m. Eastern time, at the offices of the Fund, Park 80 West, Plaza Two, Saddle Brook, New Jersey, for the following purposes:

     1. To elect twelve (12) Directors to hold office until the election and qualification of their successors;

     2. To consider and act upon a proposal to approve a new investment sub-advisory agreement between Lexington Management Corporation and Market Systems Research Advisors, Inc. (conducting business as "MSR Advisors") with respect to the Fund;

     3. To consider and act upon a proposal to ratify or reject the selection of KPMG Peat Marwick LLP as independent certified public accountants for the Fund for the fiscal year ending December 31, 1998; and

     4. To transact such other business as may properly come before the Meeting.

     Shareholders of record at the close of business on February 12, 1998 are entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PAID RETURN ENVELOPE ENCLOSED, SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. IT IS MOST IMPORTANT AND IN YOUR INTEREST FOR YOU TO SIGN YOUR PROXY CARD AND RETURN IT. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                              By Order of the Board of Directors,



                              Lisa A. Curcio, Secretary


Dated:  March 16, 1998

                    LEXINGTON SMALLCAP VALUE FUND, INC.
                              P.O. Box 1515
                         Park 80 West, Plaza Two
                      Saddle Brook, New Jersey  07663
                               (800) 526-0056

                              PROXY STATEMENT

                            Dated March 16, 1998

                     SPECIAL MEETING OF SHAREHOLDERS
                                TO BE HELD

                              March 27, 1998


GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Lexington SmallCap Value Fund, Inc. (the "Fund"), a Maryland corporation, for use at a special meeting of shareholders (the "Meeting") to be held on March 27, 1998, at 10:00 a.m. Eastern time, at the offices of the Fund, Park 80 West, Plaza Two, Saddle Brook, New Jersey, and at any adjournments thereof, and was first mailed to shareholders on or about March 16, 1998. Even if you sign and return the accompanying proxy, you may revoke it by giving written notice of such revocation to the Secretary of the Fund prior to the Meeting or by delivering a subsequently dated proxy or by attending and voting at the Meeting in person. Management expects to solicit proxies principally by mail, but Management, or agents appointed by Management, may also solicit proxies by telephone, telegraph or personal interview. The costs of solicitation will be borne by Lexington Management Corporation.

     The following are the proposals for the Meeting:

     1. Shareholders will be asked to elect twelve (12) Directors to hold office until the election and qualification of their successors;

     2. Shareholders will be asked to approve a new investment sub-advisory agreement (the "Sub-Advisory Agreement") between Lexington Management Corporation (the "Adviser") and Market Systems Research Advisors, Inc. (conducting business as "MSR Advisors") with respect to the Fund;

     3. To consider and act upon a proposal to ratify or reject the selection of KPMG Peat Marwick LLP as independent certified public accountants for the Fund for the fiscal year ending December 31, 1998; and

     4. Shareholders will be asked to transact such other business as may properly come before the Meeting.

     The Board of Directors has fixed the close of business on February
12, 1998 as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. As of that date, there were approximately 800,442 outstanding shares of the Fund, each share being entitled to one vote on each matter to come before the Meeting. As of February 12, 1998, the Directors and executive officers of the Fund as a group beneficially owned less than 1% of all issued and outstanding shares of the Fund. As of February 12, 1998, the following shareholders each beneficially owned 5% or more of a Fund's shares:

                                       Number of            Percentage of
     Name and Address                 Shares Owned        Fund Outstanding
     -----------------                ------------        ----------------
     Smith Richardson Foundation*       570,171                  71%
     701 Green Valley Road
     Greensboro, N.C.  27401

     State Street Bank & Trust Company   43,704                  5%
     FBO IRA A/C William G. Hillegass
     3739 Duval Drive
     Jacksonville Beach, FL 32250
____________

     *Smith Richardson Foundation (the "Foundation") may be considered to control the Fund and to be an "affiliated person" of the Adviser.
     The Adviser is a wholly-owned subsidiary of Lexington Global Asset Managers, Inc., a Delaware corporation. Descendants of Lundsford Richardson, Sr., their spouses, trusts, a corporation in which they have interests and charitable organizations established by such descendants (the "Richardson Family") have a controlling interest in Lexington Global Asset Managers, Inc. Two controlling shareholders of the Richardson Family are Trustees of the Foundation. The Adviser serves as the investment adviser for assets of the Foundation and intends to vote the Foundation's shares in favor of all proposals.

     A copy of the Fund's annual report and most recent semi-annual report succeeding the annual report may be received, free of charge, by calling the Fund, toll free, at 1-800-526-0056.

     The favorable vote of the holders of a simple majority of the shares represented at the Meeting is required for the election of Directors (Proposal 1, below) and the ratification of the selection of KPMG Peat Marwick LLP as independent certified public accountants (Proposal 3, below). The favorable vote of the holders of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), is required to approve the Sub-Advisory Agreement (Proposal 2, below).

     In addition to the solicitation of proxies by mail, the Fund may utilize the services of officers and employees of the Fund, the Adviser, and Lexington Funds Distributor, Inc., the Fund's distributor, none of whom receive any compensation therefor, to solicit proxies by telephone, telegraph and personal interview, and may also provide shareholders with a procedure for recording their votes by telegraph, facsimile, telephone or other electronic means. The estimated costs of solicitation of proxies are expected to be approximately $5,000 in the aggregate for the Fund and will be borne by the Adviser. The Fund may request brokers, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of shares of record. Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses incurred in sending soliciting material to their principals.

     If a proxy represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power) or marked with an abstention (collectively, "absten-tions"), the shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business and will have the effect of a vote against the proposal.

     At the Meeting, the presence in person or by proxy of shareholders of one-third of the outstanding shares entitled to vote at the Meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that a quorum of shareholders is not represented at the Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the Meeting to be held within a period not exceeding 120 days after the date originally set for the Meeting, without notice other than announcement at the Meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified.

     THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE NUMBER OF SHARES REPRESENTED THEREBY AS DIRECTED BY THE PROXY OR, IN THE ABSENCE OF SUCH DIRECTION, FOR APPROVAL OF EACH OF THE ABOVE PROPOSALS.

                         PROPOSAL 1

                    ELECTION OF DIRECTORS

     Twelve directors are to be elected at the Meeting as the entire Board of Directors, to hold office until the next meeting and until their successors shall have been elected and shall have qualified. If authority is granted on the accompanying proxy to vote in the election of Directors, it is the intention of the persons named in the proxy to vote at the
Meeting for the election of the nominees named below, each of whom has consented to serve if elected. If any of the nominees is unavailable to serve for any reason, the persons named as proxies will vote for such other nominee or nominees selected by the Board of Directors or the Board may reduce the number of Directors as provided in the Fund's By-Laws. The Fund currently knows of no reason why any of the nominees listed below will be unable to serve if elected.
                                                Year First    Shares Owned
Nominee's Name      Principal Occupation         Became a      Beneficially
and Age               for Past 5 Years           Director     Feb. 12, 1998**
--------------      --------------------         ---------    -------------
S.M.S. Chadha       Director.  Secretary,           1996              0
(60)                Ministry of External Affairs,
                    New Delhi, India; Head of
                    Foreign Service Institute,
                    New Delhi, India; Special
                    Envoy of the Government of
                    India; Director, Special Unit
                    for Technical Cooperation
                    among Developing Countries,
                    United Nations Development
                    Program, New York.

Allen M. Stowe      Director.  President, Shelter    1997              0
(60)                Service Company, Inc.;
                    President, Dartmouth
                    Co-Operative Society Co., Inc.

*Robert M.          President and Chairman of the    1996              0
DeMichele           Board. Chairman of the Board
(53)                and Chief Executive Officer,
                    Lexington Management
                    Corporation; President and
                    Director, Lexington Global
                    Asset Managers, Inc.;
                    Chairman and Chief Executive
                    Officer, Lexington Funds
                    Distributor, Inc.; Chairman
                    of the Board, Market Systems
                    Research, Inc. and Market
                    Systems Research Advisors,
                    Inc. (registered investment
                    advisors); Director,
                    Chartwell Re Corporation;
                    Director, Claredon National
                    Insurance Company; Director,
                    Unione Italiana Reinsurance;
                    Director, Continental
                    National Corporation;
                    Director, The Navigator's
                    Group, Inc.; Director,
                    Vanguard Cellular Systems,
                    Inc.; Director, Weeden & Co.;
                    Trustee, Smith Richardson
                    Foundation.

Beverley C. Duer    Director. Private Investor;        1996            0
(68)                Formerly, Manager of
                    Operations Research
                    Department, CPC
                    International, Inc.

*Barbara R. Evans   Director.  Private Investor;       1996            0
(37)                Formerly, Assistant Vice
                    President and Securities
                    Analyst, Lexington Management
                    Corporation.

*Richard M. Hisey   Vice President, Treasurer and      1996            0
(39)                Director.  Managing Director,
                    Director and Chief Financial
                    Officer, Lexington Management
                    Corporation; Chief Financial
                    Officer, Vice President and
                    Director, Lexington Funds
                    Distributor, Inc.; Chief
                    Financial Officer, Market
                    Systems Research Advisers,
                    Inc.; Executive Vice
                    President and Chief Financial
                    Officer, Lexington Global
                    Asset Managers, Inc.

*Lawrence Kantor    Vice President and Director.       1996          0
(51)                Managing Director, Executive
                    Vice President and Director,
                    Lexington Management
                    Corporation; Executive Vice
                    President and Director,
                    Lexington Funds Distributor,
                    Inc.; Executive Vice
                    President and General Manager
                    - Mutual Funds, Lexington
                    Global Asset Managers, Inc.

Jerard F. Maher     Director.  General Counsel,        1996          0
(51)                Federal Business Centers;
                    Counsel, Ribis, Graham &
                    Curtis.

Andrew M. McCosh    Director.  Professor of the        1996          0
(57)                Organisation of Industry and
                    Commerce, Department of
                    Business Studies, The
                    University of Edinburgh,
                    Scotland.

Donald B. Miller    Director.  Chairman, Horizon       1996        2,638
(71)                Media, Inc.; Trustee, Galaxy
                    Funds (registered investment
                    companies); Director, Maguire
                    Group of Connecticut.

John G. Preston     Director.  Associate               1996          0
(65)                Professor of Finance, Boston
                    College.

Margaret W. Russell Director. Private Investor.        1996          0
(77)
____________

     *An "interested person" as defined in Section 2(a)(19) of the 1940
     Act.

     **Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of shares, regardless of any economic interest therein.

     All of the Directors hold similar offices with some or all of the other registered investment companies advised and/or whose shares are distributed by the Adviser and Lexington Funds Distributor, Inc.

     There are no standing audit, nominating or compensation committees of the Board of Directors, or any committees performing similar functions. The Board of Directors met four times during the twelve months ended December 31, 1997, and each of the Directors attended at least 75% of those meetings.

                    Senior Officers of the Fund

                                                Year First    Shares Owned
                     Principal Occupation;       Became a     Beneficially
Name and Age         Other Associations           Officer     Feb. 12, 1998**
--------------       --------------------        ---------    -------------

Robert M. DeMichele* President and Chairman           1996          0
(53)                 of the Board (see page 4).

Richard M. Hisey*    Vice President, Treasurer        1996          0
(39)                 and Director (see page 5).

Lawrence Kantor*     Vice President and Director      1996          0
(51)                 (see page 5).

Lisa Curcio*         Vice President and Secretary.    1996          0
                     Senior Vice President and
                     Secretary, Lexington
                     Management Corporation;
                     Vice President and
                     Secretary, Lexington Funds
                     Distributor, Inc.; Secretary,
                     Lexington Global Asset
                     Managers, Inc.

Richard Lavery*      Vice President.  Senior          1996          0
(43)                 Vice President, Lexington
                     Management Corporation;
                     Vice President, Lexington
                     Funds Distributor, Inc.

Janice Carnicelli*   Vice President.                  1996          0
(38)

Frank A. Peluso      Vice President and Portfolio     1998          0
(60)                 Manager.  President, Director
                     and Shareholder, MSR Advisors,
                     Inc.; President, Director and
                     Shareholder, Market Systems
                     Research, Inc.

Alan Wapnick*        Vice President and Portfolio     1998          0
(51)                 Manager. Senior Vice President,
                     Director of Domestic Equity
                     Investment Strategy.
___________

     *Messrs. DeMichele, Hisey, Kantor, Lavery, Wapnick and Mmes. Curcio and Carnicelli hold similar offices with some or all of the other registered investment companies advised and/or whose shares are distributed by the Adviser and Lexington Funds Distributor, Inc.

     **Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of shares, regardless of any economic interest therein.


         Remuneration of Directors and Certain Executive Officers

     Each Director is reimbursed for expenses incurred in attending each meeting of the Board of Directors or any committee thereof up to a maximum of $9,000 per year for Directors living outside the U.S., and $6,000 per year for Directors living within the U.S. Each Director who is not an affiliate of the Adviser is compensated for his or her services according to a fee schedule which recognizes the fact that each Director also serves as a Director (or trustee) of other investment companies advised by the Adviser. Each Director receives a fee, allocated among all investment companies for which the Director serves. Each Director received an annualized compensation of $24,000.

     Set forth below is information regarding compensation paid or accrued for the fiscal year ended December 31, 1997 for each Director:


-----------------------------------------------------------------------------------------------------
                           Aggregate           Total Compensation From       Number of Directorships
   Name of Director  Compensation from Fund     Fund and Fund Complex            in Fund Complex
-----------------------------------------------------------------------------------------------------
 S.M.S. Chadha              $1,712                     $26,821                          15
-----------------------------------------------------------------------------------------------------
 Robert M. DeMichele           0                         $0                             16
-----------------------------------------------------------------------------------------------------
 Beverley C. Duer           $1,712                     $29,521                          16
-----------------------------------------------------------------------------------------------------
 Barbara R. Evans              0                          0                             15
-----------------------------------------------------------------------------------------------------
 Richard M. Hisey              0                          0                              4
-----------------------------------------------------------------------------------------------------
 Lawrence Kantor               0                          0                             15
-----------------------------------------------------------------------------------------------------
 Jerard F. Maher            $1,712                     $29,521                          16
-----------------------------------------------------------------------------------------------------
 Andrew M. McCosh           $1,600                     $25,029                          15
-----------------------------------------------------------------------------------------------------
 Donald B. Miller           $1,712                     $26,821                          15
-----------------------------------------------------------------------------------------------------
 Francis Olmsted*           $1,085                     $16,800                         N/A
-----------------------------------------------------------------------------------------------------
 John G. Preston            $1,712                     $26,821                          15
-----------------------------------------------------------------------------------------------------
 Margaret W. Russell        $1,712                     $27,045                          15
-----------------------------------------------------------------------------------------------------
 Philip C. Smith*           $1,200                     $19,200                         N/A
-----------------------------------------------------------------------------------------------------
 Allen M. Stowe                0                        $2,574                           5
-----------------------------------------------------------------------------------------------------
 Francis A. Sunderland*     $1,085                     $16,800                         N/A
-----------------------------------------------------------------------------------------------------

*Retired


Retirement Plan for Eligible Directors

     Under the Retirement Plan for Eligible Directors (the "Plan"), each Director who is not an employee of the Adviser, any of the funds managed by the Adviser, the Fund's administrator, Lexington Funds Distributor, Inc., or any of their affiliates may be entitled to certain benefits upon retirement from the Board. Pursuant to the Plan, the normal retirement date is the date on which the eligible Director has attained age 65 and has completed at least ten years of continuous and non-forfeited service with one or more of the investment companies advised by the Adviser (or its affiliates) (collectively, the "Covered Funds"). Each eligible Director is entitled to receive from the Covered Fund an annual benefit commencing on the first day of the calendar quarter coincident with or next following his date of retirement equal to 5% of his compensation multiplied by the number of such Director's years of service (not in excess of 15 years) completed with respect to any of the Covered Funds. Such benefit is payable to each eligible Director in quarterly installments for ten years following the date of retirement or the life of the Director. The Plan establishes age 72 as a mandatory retirement age for Directors; however, Directors who were serving the Covered Funds as of September 12, 1995 are not subject to such mandatory retirement. Directors who were serving the Covered Funds as of September 12, 1995 who elected retirement under the Plan prior to September 12, 1996 receive an annual retirement benefit at any increased compensation level if compensation is increased prior to September 12, 1997 and receive spousal benefits (i.e., in the event the Director dies prior to receiving full benefits under the Plan, the Director's spouse (if any) will be entitled to receive the retirement benefit within the 10 year period.)

     Retiring Directors will be eligible to serve as Honorary Directors for one year after retirement and will be entitled to be reimbursed for travel expenses to attend a maximum of two meetings.

     Set forth in the table below are the estimated annual benefits payable to an eligible Director upon retirement assuming various compensation and years of service classifications. As of December 31, 1997, the estimated credited years of service for Directors Chadha, Duer, Maher, McCosh, Miller, Preston and Russell are 2, 19, 2, 2, 23, 19 and 16, respectively. The following table refers to retirement compensation for the trustees and directors of the entire Lexington Fund Complex (the investment companies managed by the Adviser):


                    Highest Annual Compensation Paid by All Funds
                    ---------------------------------------------
                $20,000         $25,000        $30,000        $35,000

     Years of
     Service           Estimated Annual Benefit Upon Retirement
     -------           ----------------------------------------
       15       $15,000         $18,750        $22,500        $26,250
       14        14,000          17,500         21,000         24,500
       13        13,000          16,250         19,500         22,750
       12        12,000          15,000         18,000         21,000
       11        11,000          13,750         16,500         19,250
       10        10,000          12,500         15,000         17,500

                          PROPOSAL 2

              APPROVAL OF SUB-ADVISORY AGREEMENT

     Introduction. The Fund has entered into an investment advisory agreement with the Adviser, under which the Adviser provides investment advice and in general conducts the management and investment program of the Fund under the supervision and control of the Directors of the Fund. The Adviser has entered into an investment sub-advisory agreement (the "Existing Sub-Advisory Agreement") with Capital Technology, Inc. ("CTI"), under which CTI provides the Fund with investment advice and management of the Fund's investment program by emphasizing value stocks. The Existing Sub-Advisory Agreement will soon be terminated, in part, to de-emphasize value stocks and also consider growth stocks.

     The Adviser has proposed to enter into a Sub-Advisory Agreement with Market Systems Research Advisors, Inc. (conducting business as "MSR Advisors") ("MSR"). Under the proposed Sub-Advisory Agreement, MSR will provide the Fund with investment advice and management of the Fund's investment program. MSR is 65% owned by Lexington Global Asset Managers, Inc. and 35% owned by Frank A. Peluso, MSR's President and Chief Executive Officer, and MSR is an affiliate of the Adviser. MSR manages $231 million of assets, which is divided between equity of 73% and fixed income of 27%. MSR also serves as sub-adviser to Lexington Natural Resources Trust.

     At a meeting held on February 12, 1998, the Fund's Board of Directors, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund (the "Disinterested Directors"), approved the proposed Sub-Advisory Agreement between the Adviser and MSR. The Board also directed that the proposed Sub-Advisory Agreement be submitted to shareholders for approval at this meeting. Shareholders are being asked to approve this transaction.

     The Adviser and MSR will establish a universe of small capitalization stocks that are screened using MSR's proprietary stock selectivity model. Once the stocks are evaluated and ranked by expected future relative price performance, the Adviser and MSR will establish both sector and diversification allocations in building the portfolio. In addition, the quality of each company and the risk/reward prospects for each security will be reviewed and analyzed. This approach takes into account both value and growth stocks rather than being limited to only a value criteria. The Adviser believes that this multi-faceted process will enhance investment performance and will improve the consistency of portfolio results over time.

     Based upon the recommendations of the Adviser, the Board of Directors determined that the proposed Sub-Advisory Agreement was in the best interests of shareholders.

     The Board of Directors also approved a proposal to amend the Fund's non-fundamental investment policy. Currently, the Fund achieves its investment objective of capital appreciation primarily by considering only value stocks. If shareholders approve the proposed Sub-Advisory Agreement, the Fund will seek to achieve its investment objective by considering both value and growth stocks. The Adviser believes, and the Board of Directors concurs, that the new investment policy will better achieve the Fund's investment objective. The Adviser does not expect this change to have a material effect on the overall management of the Fund. To be in accordance with this change in the Fund's investment policy, the Board also approved the change in the Fund's name to Lexington SmallCap Fund from Lexington SmallCap Value Fund.

     The Sub-Advisory Agreement. The proposed Sub-Advisory Agreement is materially the same as the Existing Sub-Advisory Agreement and does not provide for any increase in the investment advisory fees paid by the Fund. The Adviser is a wholly-owned subsidiary of Lexington Global Asset Managers, Inc., a Delaware corporation with offices at Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663. The investment advisory agreement and the Existing Sub-Advisory Agreement of the Fund were approved by the Fund's Board of Directors on September 14, 1995. If the proposed Sub-Advisory Agreement is approved, the Adviser will continue to serve as investment adviser to the Fund and MSR will serve as the new investment sub-adviser to the Fund.

     The Fund will be managed by a portfolio management team consisting of investment professionals from both the Adviser and MSR. The lead managers will be Robert M. DeMichele, Frank A. Peluso and Alan Wapnick.

     Mr. DeMichele is Chairman and Chief Executive Officer of the Adviser. He is also Chairman of the Investment Strategy Group. In addition, he is President of Lexington Global Asset Managers, Inc., the Adviser's parent company. He holds similar offices in other companies owned by Lexington Global Asset Managers, Inc., as well as the Lexington Funds. Prior to joining the Adviser in 1981, Mr. DeMichele was a Vice President at A.G. Becker, Inc., the securities division of Warburg, Paribas, Becker, an international investment banking firm. From 1973 to 1981, Mr. DeMichele held several positions, the most recent managing A.G. Becker's Funds Evaluation and Consulting Group for both the East and West coasts. Mr. DeMichele is a graduate of Union College with a B.A. in Economics and an M.B.A. in Finance from Cornell University.

     Mr. Peluso is President and Chief Executive Officer of Market Systems Research Advisors, Inc. Mr. Peluso utilizes a proprietary analytical system to identify securities with performance potential which he believes to be exceptional. In addition, Mr. Peluso's proprietary data is used by professional money managers, insurance companies, brokerage firms, banks, mutual fund companies and pension funds. Mr. Peluso is a graduate of Princeton University and has completed a year of post-graduate study at Columbia University.

     Mr. Wapnick is Senior Vice President, Director of Domestic Investment Equity Strategy of the Adviser. Mr. Wapnick is responsible for domestic investment analysis and portfolio management with the Adviser. He has 27 years of experience. Prior to joining the Adviser in 1986, Mr. Wapnick was an equity analyst with Merrill Lynch, J&W Seligman, Dean Witter and most recently Union Carbide Corporation. Mr. Wapnick is a graduate of Dartmouth College and received a Masters Degree in Business Administration from Columbia University.

     The following persons are directors and/or senior officers of MSR:
Robert M. DeMichele, Chairman of the Board; Frank A. Peluso, President and Chief Executive Officer; David S. Zocchi, Vice President and Director of Marketing; Margaret Inoue, Vice President. The business address of Mr. DeMichele, Mr. Zocchi and Mr. Wapnick is Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663 and the business address for Mr. Peluso and Ms. Inoue is 80 Maiden Lane, New York, New York, 10038.

     Advisory Fees.   As compensation for its services as investment
adviser, the Fund pays the Adviser a monthly advisory fee at the annual rate of 1.00% of the average daily net assets of the Fund. The Adviser will pay MSR an annual investment sub-advisory fee of 0.50% of the Fund's average daily net assets. The investment sub-advisory fee is paid by the Adviser, not the Fund. For the fiscal year ended December 31, 1997, the Fund paid the Adviser $91,862. The investment sub-advisory fee under the proposed Sub-Advisory Agreement will remain 0.50%, and will be paid by the Adviser.

     Differences between the Existing and proposed Sub-Advisory
Agreements. The Existing Sub-Advisory Agreement and the proposed Sub-Advisory Agreement are the same in all material respects.

     Board Considerations. In considering whether to recommend that the proposed Sub-Advisory Agreement be approved by shareholders, the Board of Directors considered, among other things, the qualifications of MSR's professional staff, and information related to MSR's performance over the past 30 years. In addition, the Board requested and evaluated other information from MSR which the Board deemed to be relevant. Moreover, the Board noted that the sub-advisory fees would remain the same and that the proposed Sub-Advisory Agreement would be materially the same as the Existing Sub-Advisory Agreement. Finally, the Board also considered various alternatives, including internalization of management, having the Adviser more fully assume the sub-advisory function or retaining another sub-adviser.

     Based on these considerations and the recommendation of the Adviser, the Board, including a majority of the Disinterested Directors, unanimously approved the proposed Sub-Advisory Agreement at the meeting held on February 12, 1998.

     Required Vote and Board Recommendation. Approval of the proposed Sub-Advisory Agreement will require the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which, for this purpose, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at the Meeting, if more than 50% of the outstanding shares of the Fund are represented at the Meeting in person or by proxy. If the shareholders of the Fund do not approve the proposed Sub-Advisory Agreement, the Board will take such further action as it may deem to be in the best interests of the Fund's shareholders.

     The Board of Directors recommends that you vote FOR approval of the proposed Sub-Advisory Agreement between the Adviser and MSR with respect to the Fund.

                          PROPOSAL 3

               RATIFICATION OR REJECTION OF
          INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors, including a majority of the Disinterested Directors, unanimously appointed KPMG Peat Marwick LLP as independent certified public accountants to examine and to report on the financial statements of the Fund for the fiscal year ending December 31, 1998. Such appointment was expressly conditioned upon the right of the Fund by a vote of the majority of the outstanding voting securities at any meeting called for the purpose to terminate such employment. Such firm has no direct or indirect interest in the Fund.

     Representatives of KPMG Peat Marwick LLP are not expected to be present at the Meeting.

     The Board of Directors recommends that you vote FOR the ratification of the selection of KPMG Peat Marwick LLP as independent certified public accountants to examine and to report on the financial statements of the Fund for the fiscal year ending December 31, 1998.

                          PROPOSAL 4

                        OTHER MATTERS
     The Directors do not know of any matters to be presented at the Meeting other than those set forth in this proxy statement. If any other business should come before the meeting, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

                    ADDITIONAL INFORMATION

     The Principal Underwriter. Lexington Funds Distributor, Inc. is the principal underwriter of the Fund. The Adviser and Lexington Funds Distributor, Inc. are wholly owned subsidiaries of Lexington Global Asset Managers, Inc. Lexington Funds Distributor, Inc. has its principal offices at Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663.

     The Administrator. Lexington Management Corporation also acts as administrator to the Fund and performs certain administrative and internal accounting services, including but not limited to, maintaining general ledger accounts, regulating compliance preparation of financial information for semi-annual and annual reports, preparing registration statements, calculating net asset values, communicating with shareholders, supervising the custodian and providing facilities for such services.

     Submission of Proposals for the Next Annual Meeting of the Fund.
Under the Fund's Articles of Incorporation and By-Laws, annual meetings of shareholders are not required to be held unless necessary under the 1940 Act (for example, when fewer than a majority of the Directors have been elected by shareholders). Therefore, the Fund does not hold shareholder meetings on an annual basis. A shareholder proposal intended to be presented at any meeting hereafter called should be sent to the Fund at P.O. Box 1515, Saddle Brook, New Jersey 07663, and must be received by the Fund within a reasonable time before the solicitation relating thereto is made in order to be included in the notice or proxy statement related to such meeting. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities law.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN YOUR PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY.

March 16, 1998


                               By Order of the Board of Directors,



                               Lisa A. Curcio, Secretary

                                                              EXHIBIT  A

                                    FORM OF
                            SUB-ADVISORY AGREEMENT


          THIS AGREEMENT is made this ______ day of ______1998 by and between LEXINGTON MANAGEMENT CORPORATION, a Delaware corporation (the "Adviser"), and MARKET SYSTEMS RESEARCH ADVISORS, INC., a Delaware corporation (the "Sub-Adviser"), with respect to the following recital of fact:


                           RECITAL


          WHEREAS, Lexington SmallCap Fund, Inc. (the "Fund") is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations promulgated thereunder; and


          WHEREAS, the Adviser is registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment advisor; and


          WHEREAS, the Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment advisor; and


          WHEREAS, the Fund is authorized to issue shares of common stock $.001 par value; and


          WHEREAS, the Fund and the Adviser have entered into an agreement of even date herewith to provide for management services for the Fund on the terms and conditions set forth therein (the "Investment Advisory Agreement"); and


          WHEREAS, the Sub-Adviser proposes to render investment management services to the Adviser in connection with the Adviser's responsibilities to the Fund on the terms and conditions hereinafter set forth.


          NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


     1.   Duties.  The Sub-Adviser shall:


          (a) Provide the Adviser with such economic research and securities analysis as the Adviser may from time to time consider necessary.


          (b) Obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Fund.


     2.   Broker-Dealer Relationships.


          a. Portfolio Trades. The Adviser and Sub-Adviser at their own expense, shall place all orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by the Adviser and Sub-Adviser which may include brokers or dealers affiliated with the Adviser or Sub-Adviser. The Adviser and Sub-Adviser shall use their best efforts to seek to execute portfolio transactions at prices that are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received.


          b. Selection of Broker-Dealers. In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) to the Fund and/or the other accounts which the Adviser, Sub-Adviser or its affiliates exercise investment discretion. The Adviser and Sub-Adviser are authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits received.


     3. Control by Board of Directors. Any investment program undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Fund pursuant thereto, shall at all times be subject to any directives of the Board of Directors of the Fund.


     4. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times conform to:


     (a)  all applicable provisions of the 1940 Act; and


     (b) the provisions of the Registration Statement of the Fund under the Securities Act of 1933 and the 1940 Act; and


     (c) the provisions of the Fund's Investment Advisory Agreement and Articles of Incorporation; and


     (d)  the provisions of the By-Laws of the Fund; and


     (e) any other applicable provisions of state, federal, and foreign law.


     5. Expenses. The expenses connected with the Fund shall be borne by the Sub-Adviser as follows:


     (a) The Sub-Adviser shall pay the salaries and payroll expenses of persons serving as officers or Directors of the Fund who are also employees of the Sub-Adviser or any of its affiliates.


     6. Delegation of Responsibilities. Upon request of the Adviser and with the approval of the Fund's Board of Directors the Sub-Adviser may perform services on behalf of the Fund which are not required by this Agreement. Such services will be performed on behalf of the Fund and the Sub-Adviser's cost in rendering such services may be billed monthly to the Adviser, subject to examination by the Adviser's independent accountants. Payment or assumption by the Sub-Adviser of any Fund expense that the Sub-Adviser is not required to pay or assume under this Agreement shall not relieve the Adviser or the Sub-Adviser of any of their obligations to the Fund or obligate the Sub-Adviser to pay or assume any similar Fund expense on any subsequent occasions.


     7. Compensation. For the services to be rendered and the facilities furnished hereunder, the Adviser shall pay the Sub-Adviser monthly compensation of the sum of the amount determined by applying the following annual rate to the Fund's average daily net assets net of reimbursement: 0.50% of the Fund's annual average daily net assets, net of reimbursement and applicable shareholder servicing fees. Compensation under this Agreement shall be paid monthly. If this Agreement becomes effective subsequent to the first day of the month or shall terminate before the last day of the month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation for the preceding month and shall be made as promptly as possible after the end of each month.


     8. Term. This Agreement shall become effective at the close of business on the date hereof and shall remain in force and effect, subject to Section 10 hereof for two years from the date hereof.


     9. Renewal. Following the expiration of its initial two year term, this Agreement shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually.



     (a) (i) by the Fund's Board of Directors or (ii) by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and


     (b) by the affirmative vote of a majority of the Directors who are not parties of this Agreement or interested persons of a party to the Agreement (other than as a Director of the Fund), by votes cast in person at a meeting specifically called for such purposes.


     10. Termination. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Fund's Board of Directors or by vote of a majority of the Fund's outstanding voting securities or by the Sub-Adviser on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for the purposes having the meaning defined in Section 2(a)(42) of the Act.


     11. Liability of the Sub-Adviser. In the absence of willful misfeasance, bad faith, gross negligence on the part of the Sub-Adviser or its officers, directors or employees, or reckless disregard by the Sub-Adviser of its duties under this Agreement, the Sub-Adviser shall not be liable to the Adviser, the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, provided the Sub-Adviser has acted in good faith.


     12. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Adviser shall be Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663, and that of the Sub-Adviser for this purpose shall be MARKET SYSTEMS RESEARCH ADVISORS, INC., 80 Maiden Lane, New York, New York, 10038, with a copy to the Adviser.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                               LEXINGTON MANAGEMENT CORPORATION


Attest:                        By_________________________________
                               Executive Vice President

__________________________
                               MARKET SYSTEMS RESEARCH ADVISORS, INC.


Attest:                        By_________________________________
                               President

__________________________

             LEXINGTON SMALLCAP VALUE FUND, INC.
                            PROXY

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS of the Lexington SmallCap Value Fund, Inc. (the "Fund"), for use at a Special Meeting of Shareholders to be held at the offices of the Fund, Park 80 West, Plaza Two, Saddle Brook, New Jersey, on March 27, 1998 at 10 a.m. Eastern time.

     The undersigned hereby appoints Peter Corniotes and Richard J. Lavery, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Special Meeting, and at all adjournments thereof, all shares of beneficial interest of the Fund that are held of record by the undersigned on the record date for the Special Meeting, upon the following matters:

     Please mark box in blue or black ink.

ITEM 1.     Votes on Proposal to elect directors to serve as members of the
            Board of Directors of the Fund, the nominees are:   S.M.S. Chadha,
            Allen H. Stowe, Robert M. DeMichele, Beverley C. Duer, Barbara R. Evans, Richard M. Hisey, Lawrence Kantor, Jerard F. Maher, Andrew
            M. McCosh, Donald B. Miller, John G. Preston, and Margaret W.
            Russell.

                                  FOR ALL
                FOR     WITHHOLD  EXCEPT
                [ ]       [ ]       [ ]      TO WITHHOLD
                                             AUTHORITY TO VOTE
                                             FOR ANY INDIVIDUAL
                                             NOMINEE, MARK THE
                                             "FOR ALL EXCEPT"
                                             BOX, AND STRIKE A
                                             LINE THROUGH THE
                                             NOMINEE'S NAME IN
                                             THE LIST ABOVE.

ITEM 2. Vote on Proposal to approve an investment sub-advisory agreement between Lexington Management Corporation and Market Systems Research Advisors, Inc. (conducting business as "MSR Advisors") for the Fund.

               FOR      AGAINST  ABSTAIN
               [ ]        [ ]      [ ]

ITEM 3. Vote on Proposal to ratify the selection of KPMG Peat Marwick LLP as independent certified public accountants to the Fund.

               FOR      AGAINST  ABSTAIN
               [ ]        [ ]      [ ]

ITEM 4. Vote on the transaction of such other business as may be properly brought before the meeting.

               FOR      AGAINST  ABSTAIN
               [ ]        [ ]      [ ]



     Every properly signed proxy will be voted in the manner specified thereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR all of the above items.

     Receipt of Notice of Special Meeting is hereby acknowledged.

PLEASE SIGN, DATE AND RETURN PROMPTLY.

                                __________________________________________
                                    Sign here exactly as name(s)
                                    appears hereon

                                __________________________________________

                                Dated:________________________________,1998

                                IMPORTANT:  Joint owners must EACH sign.
                                When signing as attorney, executor,
                                administrator, trustee, guardian or
                                corporate officer,  please give your
                                full title as such.